SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                                 --------------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event): June 6, 2002

                             Ranger Industries, Inc.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)


     Connecticut                    000-18669                  060768904
     -----------                    ---------                  ---------
     (State or Other               (Commission             (I.R.S. Employer
     Jurisdiction of               File Number)            Identification
     Incorporation)                                        No.)


                  3400 82nd Way North, St. Petersburg, FL 33710
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               (Address of Principal Executive Offices) (Zip Code)


                                 (727) 381-4904
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5. OTHER EVENTS

     On June 6, 2002, Bumgarner Enterprises, Inc., a wholly-owned subsidiary of Ranger Industries, Inc., entered into a Third Amendment to the Henryetta Joint Venture Unit Purchase Agreement and to the Related Bumgarner Note. Bumgarner purchased its interest in the Henryetta Joint Venture in October 2000 in exchange for $2,073,728, represented by a promissory note bearing interest at 6% per annum, which was due in full on October 10, 2002, but which is, as a result of the third amendment, now due in full on October 10, 2003. To date Bumgarner has paid $_________[512,000] to the Henryetta Joint Venture against the principal and accrued interest on this note and the Henryetta Joint Venture has confirmed that Bumgarner's obligations have been completed satisfactorily to date.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

c.   Exhibits:

     Exhibit
     Number         Description
     ------         -----------


     1 Third Amendment to the Henryetta Joint Venture Unit Purchase Agreement and the Related Bumgarner Note



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RANGER INDUSTRIES, INC. (Registrant)



Date: June 7, 2002                  By: /s/ Charles G. Masters
                                    --------------------------
                                    Charles G. Masters, President and
                                    Chief Executive Officer